CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


We consent to the use in this Registration Statement on Form SB-2 of our report dated April 12, 2000, relating to the financial statements of Fortune Entertainment Corporation, and to the reference to our firm under the caption "Experts" in such Registration Statement.




North Andover, MA                           Gordon, Harrington & Osborn, P.C.
August 1, 2000